EXHIBIT 10.3

                              RANCHER ENERGY CORP.

                         MANAGEMENT RETENTION AGREEMENT

      This Management Retention Agreement ("Agreement") is made and entered into on October 27, 2009 (the "Effective Date") by and between A.L. Sid Overton (the "Key Person") and Rancher Energy Corp. (the "Company").

                                 R E C I T A L S

         A. Key Person is an officer, director or consultant of the Company, and is providing valuable service to the Company, the loss of which would have an adverse effect on the Company and its shareholders.

         B. Due to Company's present financial condition and difficulty meeting its current obligations, the Board of Directors of the Company (the "Board") is considering reorganization of the Company pursuant to Chapter 11 of Title 11 of the United States Code or other transactions which may result in a Change in Control (as defined below) of the Company.

         B. The Board has determined that the possibilities of a reorganization or other Change in Control transaction and the uncertainty that they may raise, may result in the departure or distraction of key personnel to the detriment of the Company.

         C. The Board believes it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Key Person, notwithstanding the possibility, threat or occurrence of a reorganization in bankruptcy or Change of Control of the Company.

         D. The Board believes that it is imperative to provide the Key Person with an incentive to continue his or her service to the Company and to motivate the Key Person to maximize the value of the Company in the event of such occurrence for the benefit of its stockholders.

         E. Certain capitalized  terms  used in  this  Agreement are  defined in
Section 4 below.

      The parties hereto agree as follows:

      1. Term of Agreement.  This Agreement  shall terminate upon the earlier of
(i) one (1) year; (ii) thirty (30) days after the consummation of a Change in Control; (iii) (30) days following the confirmation of a Reorganization Plan or
(iv) the date that all obligations of the parties hereto with respect to this Agreement have been satisfied.

      2. At-Will Employment or Consultancy Services. The Company and the Key Person acknowledge that the Key Person's employment or consultancy to the Company is and shall continue to be at will, as defined under applicable law, and may be terminated by either party at any time, with or without cause or notice.

      3. Compensation Option. In consideration for entering into this Agreement, Key Person shall receive special incentive compensation consisting of an option to purchase 2,500,000 shares of the Company's Common Stock, $0.00001 par value per share ("Option Shares"), exercisable at a price of $0.035 per share

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("Option"). The Option shall be exercisable as to ten (10%) of the Option Shares immediately, and as to the remaining ninety (90%) of the Option Shares upon the earliest to occur of the following:

          (i) November 1, 2010; or

          (ii) the confirmation by the court of a Reorganization Plan filed with the United States Bankruptcy Court in Colorado pursuant to Chapter 11 of the United States Bankruptcy; or

          (iii)the dismissal from Chapter 11 Bankruptcy with approval of the court; or

          (iv) an event of a merger, consolidation, sale of assets or other transaction which results in the holders of the Corporation's Common Stock immediately before such transaction owning less than 50% of the stock outstanding immediately before the transaction; or

          (v) any other  form of change of  control  as more  fully  defined  in
          Section 4(a) herein; or

          (vi) a Voluntary Termination for Good Reason, as more fully set forth herein.

In connection with the grant of the Option, the Company and Key Person shall enter into a written option agreement in the form attached hereto as Exhibit A.

      4. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:


          (a) Change of Control. "Change of Control" means the occurrence of any of the following events:

               (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then-outstanding voting securities who is not already such as of the Effective Date of this Agreement; or

               (ii) The consummation of the sale, exchange, lease or other disposition by the Company of all or substantially all the Company's assets to a person or group of related persons (excluding any Company subsidiary), as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, in one transaction or a series of related transactions; or

               (iii) The consummation of a merger, reorganization, recapitalization, consolidation, or similar transaction of the Company with any other corporation or other business entity, in one transaction or a series of related transactions, other than a merger, reorganization, recapitalization, consolidation or other similar transaction which

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               would result in the persons who held the voting securities of the
               Company outstanding immediately prior thereto continuing to hold voting securities that represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately
               after    such    merger,    reorganization,     recapitalization,
               consolidation or other similar transaction (excluding any voting securities of the Company beneficially owned immediately prior
               thereto  by  that  business   entity   engaging  in  the  merger,
               reorganization,   recapitalization,   consolidation   or  similar
               transaction with the Company or any person who is an affiliate of such business entity immediately prior to the consummation of such merger, reorganization, recapitalization, consolidation or other similar transaction); or

               (iv) A change in the composition of the Board occurring within a one-year period beginning with the Effective Date of this Agreement, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i),
               (ii) or (iii) of this Section 4(c) or in connection with an actual or threatened proxy contest relating to the election of directors to the Board following the Effective Date of this Agreement.

          (b) Voluntary Termination for Good Reason. "Voluntary Termination for Good Reason" means the Key Person's voluntary resignation after the initial occurrence of any of the following: (i) a material reduction of the Key Person's duties, title, authority or responsibilities (but excluding a change in reporting relationships unaccompanied by a material reduction in the Key Person's duties, title, authority or responsibilities) relative to the Key Person's duties, title, authority or responsibilities as in effect immediately prior to the Change of Control or immediately prior to such reduction; (ii) a material reduction by the Company in the Key Person's base salary or consultancy fees as in effect immediately prior to the Change of Control or immediately prior to such reduction; (iii) the Key Person's relocation to a facility or working location more than thirty-five
          (35) miles from the Key Person's facility or working location at such time; (iv) a material reduction by the Company in the aggregate level of Key Person benefits, if any, to which the Key Person was entitled immediately prior to the Change of Control or immediately prior to such reduction (other than a reduction that generally applies to Company Key Persons); (v) the failure of the Company to obtain the assumption of this Agreement by any successor contemplated in Section 6(a) below; or (vi) the material breach by the Company of this Agreement. The Key Person must provide the Company a written notice of the occurrence of the foregoing conditions no later than ninety (90) days after the initial existence of such conditions. The Company may remedy the above condition(s) during the thirty (30) day period following the receipt of such notice from the Key Person and upon so doing, a termination pursuant to a Voluntary Termination for Good Reason shall be deemed not to have occurred.

          (c) Reorganization Plan. "Reorganization Plan" shall mean a written plan of reorganization filed with the United States Bankruptcy Court in Colorado pursuant to Chapter 11 of the United States Bankruptcy Code, which Reorganization Plan is confirmed by the court in the proceeding.

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      5. Non-Disclosure,  Non-Solicitation and Other Continuing Obligations.  In
consideration of any benefits the Key Person receives hereunder, the Key Person agrees to continue to abide by the terms of the Confidentiality Agreement, if any, and any related agreements that he or she executed in connection with his or her employment or other position with the Company (including, but not limited to, the confidentiality, return of confidential information and other materials, invention assignment and non-solicitation provisions).

      6. Assignment.

            (a) Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, reorganization, recapitalization, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any such successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this Section 6(a) or which becomes bound by the terms of this Agreement by operation of law.
            (b) Key Person's Successors. The terms of this Agreement and all rights of the Key Person hereunder shall inure to the benefit of, and be enforceable by, the Key Person's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

      7. Notice.
            (a) General. All notices, requests, demands and other communications called for by this Agreement will be in writing and will be deemed given
      (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well-established commercial overnight service, or
      (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

        If to the Company:                  Rancher Energy Corp.
                                            999-18th St., Suite 3400
                                            Denver, Colorado 80202
                                            Attn: Jon C. Nicolaysen

        If to the Key Person: at his or her address set forth on the signature page hereof.

            (b)  Notice  of  Termination.  Any  termination  by the  Key  Person pursuant to a Voluntary  Termination  for Good Reason as  contemplated  by
      Section 3 of this Agreement shall be communicated by a notice of termination to the other party hereto given in accordance with Section 7(a) of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied on, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the

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      termination  date (which shall be not more than thirty (30) days after the giving of such notice). The failure by the Key Person to include in the notice any fact or circumstance which contributes to a showing of Voluntary Termination for Good Reason shall not waive any right of the Key Person hereunder or preclude the Key Person from asserting such fact or circumstance in enforcing his or her rights hereunder.

      8.  Miscellaneous Provisions.
            (a) No Duty to Mitigate. The Key Person shall not be required to mitigate the value of any benefits contemplated by this Agreement, nor shall any such benefits be reduced by any earnings or benefits that the Key Person may receive from any other source.
            (b)  Amendment;  Waiver.  No  provision of this  Agreement  shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Key Person and by a representative of the Company on behalf of a majority of the Board (excluding the Key Person, if he or she is also a Director). No waiver by either party of any breach of, or compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.
            (c) Entire Agreement. This Agreement, the Option Agreement and the agreements evidencing any other Company equity awards granted to the Key Person represent the entire agreement and understanding between the Company and the Key Person concerning the Key Person's arrangements with the Company and supersede and replace any and all prior agreements and understandings concerning the Key Person's arrangements with the Company.
            (d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Colorado (with the exception of conflict of laws provisions).
            (e) Severability. The parties hereto expressly agree and contract that it is not the intention of any of them to violate any public policy, statutory or common laws, rules, regulations, treaties or decisions of any government or agency thereof. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without being impaired or invalidated in any way. The invalid portion of this Agreement shall be deemed to conform to a valid provision most closely approximating the intent of the invalid provision, or, if such conformity is not possible, then the invalid part shall be deemed not to be a part of this Agreement at all.
            (f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

            (g) Legal Fees. To the extent permitted by law, the Company shall pay all legal fees, costs of litigation, prejudgment interest and other expenses incurred in good faith by the Key Person as a result of the Company's refusal to provide the benefits to which the Key Person becomes entitled under this Agreement; provided, however, that if the Company prevails on all material issues of dispute in connection with such legal action, then the Company shall not be obligated to reimburse the Key Person for any such fees and expenses. The Key Person shall not be liable for the Company's fees or costs related to any such litigation.


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      9.  Effect of Section  409A of the Code.  Notwithstanding  anything to the contrary in this Agreement, if the Company determines (i) that on the date the Key Person's employment with the Company terminates or at such other time that the Company determines to be relevant, the Key Person is a "specified Key Person" (as such term is defined under Section 409A) of the Company and (ii) that any payments to be provided to the Key Person pursuant to this Agreement are or may become subject to the additional tax under Section 409A(a)(1)(B) of the Code or any other taxes or penalties imposed under Section 409A of the Code ("Section 409A Taxes") if provided at the time otherwise required under this Agreement, then such payments shall be delayed until the date that is six (6) months after date of the Key Person's "separation from service" (as such term is defined under Section 409A of the Code) with the Company or such shorter period that, as determined by the Company, is sufficient to avoid the imposition of
Section 409A Taxes. In addition, if any provision of this Agreement would cause the Key Person to incur any penalty tax or interest under Section 409A of the Code or any regulations or Treasury guidance promulgated thereunder, the Company may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of
Section 409A of the Code.

      IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

                                   RANCHER ENERGY CORP.,
                                   a Nevada corporation

                                   By: ____________________________
                                       Jon C. Nicolaysen, President

                                   Date:___________________________


                                   KEY PERSON

                                   By: _______________________________________
                                                                      Date
                                   Name:  A.L. (Sid) Overton
                                   Address:  6950 E. Belleview Ave., Suite 202
                                             Greenwood Village, CO  80111